EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT is made and entered into as of the 12th day August, 1996, by and between INTERCARGO CORPORATION, a Delaware corporation ("Intercargo"), and MICHAEL L. RYBAK, an individual residing in the State of Illinois ("Employee"). Other capitalized terms shall have the respective meanings set forth in Section 15 and elsewhere herein.


                                   WITNESSETH
                                   ----------

     WHEREAS, Intercargo wishes to employ Employee under the terms and conditions as set forth herein; and

     WHEREAS, the Employee is willing to accept such employment on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:

     1. Employment. Intercargo hereby employs the Employee, and the Employee hereby accepts employment with Intercargo, on the terms and conditions set forth in this Agreement.

     2. Employment Period. The term of Employee's employment shall be for a one year period and shall commence as of August 12, 1996 and shall continue on a month to month basis thereafter, unless this Agreement is terminated pursuant to
Section 14 hereof.

     3. Duties. Employee shall serve as the Chief Financial Officer of Intercargo and will, under the direction of Intercargo's Board of Directors and President, faithfully and to the best of his ability perform the duties of a Chief Financial Officer as assigned and revised by Intercargo's Board of Directors and President from time to time. The Employee agrees to devote his entire working time, energy and skills to such employment during the Employment Period, and shall not render any services of a business, commercial or professional nature to any person or organization other than Intercargo or be engaged in any other business activity, without the prior written consent of Intercargo's Board of Directors and/or the President. All duties to be rendered hereunder shall be performed at such place or places as the President and/or Board of Directors of Intercargo shall in good faith require.

     The Employee represents and warrants that he is not a party to or bound by any agreement or contract or subject to any restrictions, particularly, but without limitation, in connection with any previous employment, which prevents the Employee from entering into and performing his obligations under this Agreement.

     4. Compensation. During the Employment Period, the Employee shall be compensated for his services as follows:

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            (a)   Base Salary.  The Employee shall receive an annual base salary for the calendar year 1996 in the amount of One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00), payable in accordance with Intercargo's payroll schedule for all employees. If the Employment Period is extended as provided for in Section 2, this base salary will be increased, on a pro rata basis, beginning monthly at the beginning of each month commencing as of August 12, 1996.

            (b) Employee Benefits. The Employee shall be entitled to participate in all employee benefit plans maintained by the Company, including but not limited to, group hospitalization, medical and disability plans, if applicable.

     5. Employee Expenses. During the Employment Period, and following the submission by Employee of the documentation necessary for deduction by Intercargo on its Federal and State income tax returns of reasonable or necessary expenditures incurred in the performance of Employee's duties hereunder and the prior approval of such expenses by the President, Employee shall be entitled to be reimbursed for such reasonable and necessary expenses, including, but not limited to, expenses for entertainment, travel, meals, hotel accommodations, professional seminars, and related use of the telephone.

     6. Vacation. During the Employment Period, Employee shall be entitled to vacations with pay in accordance with Intercargo's regular vacation policies in effect from time to time.

     7. No Competing Business. Employee hereby agrees that during the Employment Period and for a period of two (2) years following termination of the Employment Period, regardless of whether this Agreement is terminated for Cause, or as a result of the natural termination of the Employment Period, except as permitted by Section 10 of this Agreement, the Employee will not directly or indirectly own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in (whether as a proprietor, partner, stockholder, director, officer, employee, joint venture, investor, sales representative or other participant in) any Competitive Business in Intercargo's Market, without regard to (a) whether the Competitive Business has its office or other business facilities within Intercargo's Market, (b) whether any of the activities of the Employee referred to above itself occurs or is performed within Intercargo's Market or (c) whether the Employee resides, or reports to an office, within Intercargo's Market.

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     8.     No Interference with the Business.

            (a) Business Relationships. Employee hereby agrees that during the Employment Period, and for a period of two (2) years following the expiration of the Employment Period, except as permitted by Section 10 of this Agreement, Employee will not directly or indirectly solicit, induce or influence any sales representative, supplier, lender, lessor or any other person which has a business relationship with Intercargo, or which had on the date of this Agreement a business relationship with Intercargo, to discontinue, reduce the extent of, discourage the development of or otherwise harm such relationship with Intercargo.

            (b) Customers. Employee hereby agrees that during the Employment Period and during the remaining term as extended pursuant to any extension options of Intercargo of any contracts between Intercargo and any customers of Intercargo, to the extent such contracts extend beyond the Employment Period, that Employee will not directly or indirectly attempt to induce any such customers to terminate such contracts or otherwise divert from Intercargo any trade or business being conducted by such customers with Intercargo pursuant to such contracts; and, during the Employment Period and for two (2) years following the expiration thereof, Employee will not directly or indirectly solicit from, or otherwise agree to provide any services to any customer to which Intercargo has provided any services during the two years next preceding the termination of the Employment Period, or any party whose identity or potential as a customer was confidential or learned by the Employee during the Employment Period.

            (c) Employees. Employee hereby agrees that during the Employment Period and for a period of two (2) years following the expiration of the Employment Period, except as permitted by Section 10 of this Agreement, Employee will not (i) directly or indirectly recruit, solicit or otherwise induce or influence any employee or sales agent of Intercargo to discontinue such sales, employment or agency relationship with Intercargo, or (ii) employ, seek to employ or cause any Competitive Business to employ or seek to employ as a sales representative or employee for any Competitive Business in Intercargo's Market, any person who is then (or was at any time within six months prior to the date the Employee or the Competitive Business employs or seeks to employ such person) employed by Intercargo.

     9. No Disclosure of Confidential Information. The Employee hereby agrees that he will not knowingly, directly or indirectly, disclose to anyone, or use or otherwise exploit for the Employee's own benefit or for the benefit of anyone other than Intercargo, any Confidential Information, except as permitted by Section 10 of this Agreement.

     10. Permitted Activities. The restrictions set forth in Sections 7, 8 and 9 of this Agreement shall not apply to Permitted Activities or to actions taken by the Employee during the time the Employee may be employed by Intercargo to the extent, but only to the extent, that such actions are (i) necessary in connection with such employment, and (ii) expressly approved in writing by the Board of Directors.

     11. Inventions and Other Intellectual Property. Employee hereby agrees that any design, invention or copyright materials made or created in the course of his employment shall be the property of Intercargo. Employee further agrees that at Intercargo's request and expense, he will execute any deeds or documents necessary to transfer any such design, invention, copyright or trademark materials to Intercargo and to cooperate with Intercargo or its nominee in perfecting Intercargo's title (or the title of Intercargo's nominee) in such materials. During the Employment Period, Employee shall keep Intercargo informed of the development of all

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designs, inventions or copyright materials made, conceived or reduced to practice by Employee, in whole or in part, alone or with others, which either result from any work Employee may do for, or at the request of Intercargo, or are related to Intercargo's present or contemplated activities, investigations, or obligations.

     12. Reduction of Restrictions by Court Action. If the length of time, type of activity, geographic area or other restrictions set forth in the restrictions of Sections 7, 8 or 9 are deemed unreasonable in any court proceeding, the parties hereto agree that the court may reduce such restrictions to ones it deems reasonable to protect the substantial investment of Intercargo in its business and the goodwill attached thereto.

     13. Remedies. Employee understands that Intercargo will not have an adequate remedy at law for the material breach or threatened breach by Employee of any one or more of the covenants set forth in this Agreement and agrees that in the event of any such material breach or threatened breach, Intercargo may, in addition to the other remedies which may be available to it:

            (a) declare forfeited any monies otherwise payable to the Employee as of the date of such breach under the terms of Section 4 of this Agreement, and otherwise cease all payments and obligations under this Agreement; and/or

            (b) file a suit in equity to enjoin Employee from the breach or threatened breach of such covenants.

     14. Termination. The Employment Period shall terminate upon the first to occur of:

            (a)   the Employee's death,

            (b)   the Disability of Employee,

            (c) the termination of the Agreement by the President of Intercargo for Cause,

            (d)   after the first anniversary hereof upon 30 days notice.

     Termination of the Employment shall not relieve the Employee of his obligations under Sections 7, 8 and 9 hereof, notwithstanding that Employee's compensation and this Agreement shall otherwise terminate.

     In the event of the termination of Employee's employment with the Employer for the reasons outlined in Sections (a), (b) (c) or (d), the Employee shall receive from the Employer all accrued but unpaid compensation due under Section 4 herein.

     15. Definitions. As used in this Agreement, terms defined in the preamble and recitals of this Agreement shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

     "Board of Directors" shall mean the Board of Directors of Intercargo.

     "Cause" shall include, without limitation, (i) the inability of the Employee to perform his duties due to a legal impediment such as, without limitation, the entry against the Employee of an injunction, restraining order or other type of judicial judgment, decree or order which would prevent or hinder the Employee from performing his duties; (ii) a breach of any of the restrictions

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or covenants set forth in Sections 7, 8, 9, 11 and 12 hereof; (iii) the failure to follow Intercargo's reasonable instructions with respect to the performance of the Employee's duties; (iv) failure to comply with the normal and customary methods of operation for Intercargo as reasonably determined by the President of Intercargo, (v) excessive absenteeism, flagrant neglect of work, serious misconduct, conviction of a felony, fraud, disclosure of any proprietary information of Intercargo without the consent of Intercargo, or aiding a competitor of Intercargo to the detriment of Intercargo.

     "Competitive Business" shall mean any person or entity engaged in a business similar to Intercargo's Line of Business.

     "Confidential Information" shall mean trade secrets, customer and supplier lists, marketing arrangements, business plans, projections, financial information, training manuals, pricing manuals, product and service development plans, market strategies, internal performance statistics and other competitively sensitive information belonging to and concerning Intercargo and which is material to Intercargo and not generally known by or available to the public, whether or not in written or tangible form, as the same may exist at any time during the Employment Period or during prior periods in which Employee was employed by Intercargo.

     "Control" shall mean, with respect to any person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Disability" shall mean any illness, disability or incapacity of such a character as to render Employee unable to perform his duties hereunder (which determination shall be made by the Board of Directors) for a total period of ninety (90) days, whether or not such days are consecutive, during any consecutive twelve (12) month period.

     "Employment Period" shall mean that period of time set forth in Section 2 of this Agreement.

     "Intercargo's Line of Business" shall mean and include any products or services manufactured, developed or distributed at any time during the Employment Period by Intercargo. For purposes of this Agreement, such business shall be deemed to be conducted with any person, institution, association or entity to which sales or negotiations therefor (whether or not sales resulted) have been made, products delivered or services performed, or to or from which advertising, solicitation or other communications have been directed or received during the previous three years.

     "Intercargo's Market" shall mean those states or countries in which Intercargo is doing business at any time during the Employment Period.

     "Permitted Activities" shall mean (i) owning not more than 5% of the outstanding shares of any one or more publicly-held Competitive Business which has shares listed for trading on a securities exchange registered with the Securities and Exchange Commission or through the automated quotation system of a registered securities association, (ii) owning capital stock of Intercargo, and (iii) serving as an officer, director or employee of Intercargo.

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     16.    Notices.  All notices, demands or other communications required or provided hereunder shall be in writing and shall be deemed to have been given and received when delivered in person or transmitted by facsimile transmission (telecopy), cable, or telex to the respective parties, or seven (7) days after dispatch by registered or certified mail, postage prepaid, addressed to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the other parties:

     If to Intercargo:     Intercargo Corporation
                           Attn:  James R. Zuhlke
                           1450 East American Lane
                           20th Floor
                           Schaumburg, IL   60173

     with a copy to:       Michael Sklar
                           Rudnick & Wolfe
                           203 North LaSalle Street
                           Suite 1800
                           Chicago, IL   60601-1293

     If to Employee:       Michael Rybak
                           c/o Intercargo Corporation
                           1450 East American Lane
                           20th Floor
                           Schaumburg, IL   60173

     17. Assignment. Neither party to this Agreement may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party. However, this Agreement shall be binding upon and inure to the benefit of any successor of Intercargo and any such successor shall be deemed substituted for Intercargo under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, persons, firm, partnership, corporation, or company which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or business of Intercargo and assumes Intercargo's obligations hereunder.

     18. Amendment and Modification. No amendment or modification of the terms of this Agreement shall be binding upon either party unless reduced to writing and signed by Employee and a duly appointed officer of Intercargo.

     19. Governing Law. The provisions of this Agreement shall be construed in accordance with the internal laws and not the choice of laws provisions of the State of Illinois.

     20. Counterparts. This Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

     21. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

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     22.    Waiver.  The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

     23. Headings. Headings of the paragraphs in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.



                                       ____________________________
                                       Michael L. Rybak



                                       INTERCARGO CORPORATION


                                       By:__________________________
                                       Its:__________________________




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                         RIDER TO EMPLOYEMENT AGREEMENT
                         ------------------------------

THIS RIDER is made this 12th day of August, 1996 by and between Intercargo Corporation ("Employer") and Michael L. Rybak ("Employee").

                                    RECITALS

A. The Employer and Employee entered into an employment agreement dated August 12, 1996 relative to the Employee's employment at Intercargo Corporation. a)

B. The Employer and Employee wish to amend the terms of the Employment Agreement pursuant to the terms of this Rider as follows:

        1. It is agreed that Michael Rybak shall start with three weeks vacation and enter the vacation entitlement schedule as if he were a five year employee.

All other terms of the Employment Agreement shall remain the same. Where the terms of this Rider conflict with the terms of the Employment Agreement, this Rider shall govern.


                                       ____________________________
                                       Michael L. Rybak



                                       INTERCARGO CORPORATION


                                       By:__________________________
                                       Its:__________________________


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